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                                                                     EXHIBIT 3.1

               CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
                               AND PRIVILEGES OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                             MICROSEMI CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, James Peterson and David R. Sonksen, the Chief Executive Officer and President and the Executive Vice President, Chief Financial Officer and Secretary, respectively, of Microsemi Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on November 28, 2000 adopted the following resolution creating a series of 100,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Certificate of Incorporation (as heretofore amended called the "Certificate of Incorporation") the Board of Directors does hereby provide for the issue of a series of Preferred Stock, par value $1.00 per share, of the Corporation, to be designated "Series A Junior Participating Preferred Stock," initially consisting of 100,000 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock are not stated and expressed in the Second Restated Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

          Section 1.  Designation and Amount.  The shares of such series shall
                      ----------------------
     be designated as "Series A Junior Participating Preferred Stock," par value $1.00 per share, and the number of shares constituting such series shall be 100,000.

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          Section 2.  Dividends and Distributions.
                      ---------------------------

               (A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of September, December, March and June in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after the close of business on December 22, 2000 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
     (A) above immediately after it declares a dividend payable in shares of Common Stock.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such

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     shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of Series A Junior
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     Participating Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common stock as set forth herein) for taking any corporate action.

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          Section 4.  Certain Restrictions.
                      --------------------

               (A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Junior Participating Preferred Stock as required by Section 2 hereof.

               (B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                   (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                    (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of

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     Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares.  Any shares of Series A Junior
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     Participating Preferred Stock purchased or otherwise acquired by the
     Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  Liquidation, Dissolution or Winding Up.
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               (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior
     Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $400,000 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series A Participating Preferred Stock, available to permit payment in full of the $400,000 per share amount, the amount required to be paid under this Section 6(A)(1) shall, subject to Section 6(B) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 10,000 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the "Series A Liquidation Preference"). In the event the Corporation shall at any time after the Rights Declaration Date
     (i) declare any dividend on Common Stock payable in shares of Common Stock,
     (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to

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     such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participant Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

          Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                      --------------------------
     enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption.  The shares of Series A Junior
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     Participating Preferred Stock shall not be redeemable.

          Section 9.  Ranking.  The Series A Junior Participating Preferred
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     Stock shall rank junior to all other series of the Corporation's Preferred
     Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. Amendment.  The Certificate of Incorporation, as amended,
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     of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special

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     rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          Section 11.  Fractional Shares.  Series A Junior Participating
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     Preferred Stock may be issued in fractions that are integral multiples of one one-thousandth of one share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designation and do affirm the foregoing as true under the penalties of perjury this 21st day of December, 2000.


                                    /s/ James Peterson
                                    -------------------------------------------
                                    James Peterson, Chief Executive Officer and
                                    President

ATTEST:


/s/ David R. Sonksen
----------------------------
David R. Sonksen,
Executive Vice President,
Chief Financial Officer and Secretary

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